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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 7, 2003
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation)	0-20045 (Commission File Number)	95-3872914 (IRS Employer Identification Number)
311 Bonnie Circle, Corona, California 92880 (Address of principal executive offices) (Zip Code)

(909) 493-5300
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On March 10, 2003, the Registrant announced that on March 7, 2003, it closed its $500 million offering of its 1.75% convertible contingent senior debentures due 2023. The debentures are convertible into shares of Watson's common stock upon the occurrence of certain events.

        This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the debentures.

        A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

  c.
  Exhibits

  99.1
  Press Release titled "Watson Pharmaceuticals Announces Closing of $500 million Convertible Contingent Senior Debentures Offering" dated March 10, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2003	WATSON PHARMACEUTICALS, INC.
	By:	/s/ DAVID A. BUCHEN David A. Buchen Senior Vice President, General Counsel and Secretary

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SIGNATURES